EXHIBIT 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-156454) and Form F-3 (No. 333-172096) of Global Ship Lease, Inc. of our report dated April 12, 2013 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting, which appear in this Form 20-F.

/s/ PricewaterhouseCoopers PricewaterhouseCoopers

Neuilly-sur-Seine, France

April 12, 2013

PricewaterhouseCoopers is represented by PricewaterhouseCoopers Audit, 63 rue de Villiers—92200 Neuilly-sur-Seine, France